EXHIBIT 99.2

M A C K - C A L I   R E A L T Y   C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(732) 590-1000	(732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

EDISON, NEW JERSEY - February 22, 2007 - Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2006.

Recent highlights include:

-	Reported net income per diluted share of $1.07;

-	Reported funds from operations per diluted share of $0.87;

-	Sold remaining portfolio of assets in suburban Denver and Colorado Springs for approximately $194.3 million;

-	Sold remaining two office properties in San Francisco for approximately $126 million

-	Completed the sale of substantially all of its 50-percent ownership interest in Convention Plaza, located in San Francisco for approximately $16.3 million;

-	Completed redemption of entire interest in the entertainment/retail component of the Meadowlands Xanadu development project in East Rutherford, New Jersey for $25 million;

-	Declared $0.64 per share quarterly common stock dividend; and

-	Completed offering of 4,650,000 shares of common stock on February 7, 2007.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the fourth quarter 2006 equaled $67.4 million, or $1.07 per share, versus $14.4 million, or $0.23 per share, for the same quarter last year. For the year ended December 31, 2006, net income available to common shareholders equaled $142.7 million, or $2.28 per share, versus $93.5 million, or $1.51 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2006 amounted to $68.2 million, or $0.87 per share, versus $65.1 million, or $0.86 per share, for the quarter ended December 31, 2005. For the year ended December 31, 2006, FFO available to common shareholders amounted to $290.5 million, or $3.73 per share, versus $270.3 million, or $3.57 per share, for the same period last year.

Total revenues for the fourth quarter 2006 increased 29.5 percent to $198.2 million as compared to $153.1 million for the same quarter last year. For the year ended December 31, 2006, total revenues amounted to $740.3 million, an increase of 23.4 percent over total revenues of $600.1 million, for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 62,925,191 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,342,283 common operating partnership units outstanding as of December 31, 2006.

The Company had a total of 78,267,474 common shares/common units outstanding at December 31, 2006.

As of December 31, 2006, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 6.11 percent. The Company had a total market capitalization of $6.2 billion and a debt-to-undepreciated assets ratio of 41.4 percent at December 31, 2006. The Company had an interest coverage ratio of 2.9 times for the quarter ended December 31, 2006.

Mitchell E. Hersh, president and chief executive officer, commented, "Having completed the exit of our western markets during the fourth quarter, we enter 2007 fully focused on our core Northeast markets, well positioned to capitalize on strategic growth opportunities."

The following is a summary of the Company’s recent transactions:

PROPERTY SALES

In November, the Company completed the sale of its remaining property and land portfolio in suburban Denver and Colorado Springs. The portfolio, which consists of 19 office buildings totaling approximately 1.4 million square feet, plus 7.1 acres of vacant land and 1.6 acres of land dedicated to a parking facility, was sold for approximately $194.3 million.

Also in November, the Company completed the sale of substantially all of its 50-percent ownership interest in Convention Plaza, a 12-story, 305,618 square-foot class A building located at 201 Third Street in San Francisco, for approximately $16.3 million. The building is 83.9 percent leased.

Also in November, the Company completed the redemption of its entire interest in the entertainment/retail component of the Meadowlands Xanadu development project in East Rutherford, New Jersey. The Company retained its options to develop the office and hotel components of the project. The Company agreed to relinquish its interest in the entertainment/retail component for $25 million. The Company received $22.5 million at closing, with the remaining $2.5 million due when the Company exercises the first of its options to develop the office or hotel components of the project. Upon exercise of any such development option, and the receipt of the additional $2.5 million, the Company’s interests in the office and hotel components will be 75 percent.

In December, the Company completed the sale of its remaining two office properties in San Francisco. The sales marked the exit of the Company from its western markets in accordance with its capital recycling program and portfolio strategy. The Company completed the sale of 760 Market Street and 795 Folsom Street for an aggregate price of $126 million. 760 Market Street is an 11-story, 267,446 square-foot class A office building that is 78.0 percent leased; and 795 Folsom Street is a six-story, 183,445 square-foot class A office building that is 78.8 percent leased.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the fourth quarter 2006, which was paid on January 12, 2007 to shareholders of record as of January 4, 2007.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period October 15, 2006 through January 14, 2007. The dividend was paid on January 16, 2007 to shareholders of record as of January 4, 2007.

EQUITY OFFERING

On February 7, 2007, the Company completed an underwritten public offering of 4,650,000 shares of common stock for net proceeds of approximately $252 million. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. were the underwriters for the offering. The net proceeds were used for repayment of debt and for general corporate purposes.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.0 percent leased at December 31, 2006, as compared to 91.4 percent leased at September 30, 2006 and 91.0 percent leased at December 31, 2005.

For the quarter ended December 31, 2006, the Company executed 167 leases totaling 1,491,516 square feet, consisting of 1,277,796 square feet of office space and 213,720 square feet of office/flex space. Of these totals, 587,117 square feet were for new leases and 904,399 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2006, the Company executed 676 leases totaling 4,476,910 square feet, consisting of 3,666,770 square feet of office space, 808,790 square feet of office/flex space and 1,350 square feet of industrial/warehouse space. Of these totals, 1,691,613 square feet were for new leases and 2,785,297 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:

-
Merrill Lynch signed a transaction totaling 236,350 square feet at 101 Hudson Street in Jersey City, New Jersey, representing a long-term expansion of 57,839 square feet and a renewal of 178,511 square feet. 101 Hudson Street is a 1.25 million square-foot office building that is 100 percent leased.

-
The Louis Berger Group, Inc., a provider of engineering consulting services, signed a new, 20-year lease to move its New Jersey headquarters to 108,332 square feet at Kemble Plaza II. Kemble Plaza II, located at 412 Mt. Kemble Avenue in Morris Township, New Jersey is a 475,100 square-foot office building and is 33.5 percent leased.

-	Also at 412 Mt. Kemble Avenue, United States Fire Insurance Company, an affiliate of Crum & Forster, signed a new, five-year and two-month lease for 18,736 square feet.

-
E*Trade Financial Corporation, a financial services provider, signed a new lease for 106,573 square feet at Harborside Financial Center, Plaza 2 for 15 years and seven months. Harborside Plaza 2 is a 761,200 square- foot office building in Jersey City, New Jersey and is 100 percent leased.

-
Accounting firm KPMG, LLP renewed its lease of 33,397 square feet for three years at 530 Chestnut Ridge Road in Woodcliff Lake, New Jersey. 530 Chestnut Ridge Road is a 57,204 square-foot office building and is 100 percent leased.

-
Drug-maker Ferring Pharmaceuticals, Inc. signed a new, 12-year and six month lease for 30,121 square feet at 4 Gatehall Drive in Parsippany, New Jersey. 4 Gatehall Drive is a 248,480 square-foot office building and is 85.4 percent leased.

-
HQ Global Workplaces, LLC, a provider of temporary office suites, signed a new, 11-year and six-month lease for 19,485 square feet at One Bridge Plaza. One Bridge Plaza is a 200,000 square-foot office building located in Fort Lee, New Jersey, and is 54.4 percent leased. HQ Global Workplaces also signed a new, 11-year and six-month lease for 14,160 square feet at 500 West Putnam Avenue in Greenwich, Connecticut. The 121,250 square-foot office building is 96.3 percent leased.

-
IXIS North America, Inc., part of the US capital markets arm of France’s Ixis Corporate & Investment Bank, expanded its presence at Harborside Financial Center Plaza 5 by 18,226 square feet for a term of 14 years and eight months. Harborside Plaza 5 is a 977,225 square-foot office building in Jersey City, New Jersey and is 97.5 percent leased.

-
High Point Safety and Insurance Management Corporation, an auto-insurance provider, signed a new lease for 17,850 square feet for a term of 13 years and four months at 600 Parsippany Road in Parsippany, New Jersey. The 96,000 square-foot office building is 94.7 percent leased.

IN CENTRAL NEW JERSEY:

-
High Point Safety and Insurance Management Corporation also signed a transaction totaling 98,508 square feet at One River Centre, Building 3 in Middletown, New Jersey, consisting of a renewal of 88,237 square feet for five years and an expansion of 10,271 square feet for 13 years. One River Centre, Building 3 is a 194,518 square-foot office building and is 100 percent leased.

-
Norris McLaughlin & Marcus, P.A., a law firm, signed for a total of 86,913 square feet at Mack-Cali Bridgewater, representing an expansion of 5,702 square feet for nine years and 10 months and an extension of 81,211 square feet for two years. Mack-Cali Bridgewater is a 192,741 square-foot office building, located at 721 Route 202/206 in Bridgewater, New Jersey, and is 97 percent leased.

-	Also at Mack-Cali Bridgewater, Allstate Insurance Company signed a renewal of 53,983 square feet for 10 years.

-
Right Answers, Inc., a help desk software developer, signed a new five-year lease for 13,145 square feet at 11 Commerce Drive in Cranford, New Jersey. 11 Commerce Drive is a 90,000 square-foot office building and is 92.7 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:

-
Singer Holding Corporation, a home heating oil supplier, renewed its lease of 15,000 square feet for two years at 500 Executive Boulevard in Elmsford, New York. 500 Executive Boulevard is a 41,600 square foot office/flex building and is 100 percent leased.

-
Matrix Absence Management, Inc., a provider of customized management of employers’ disability, workers’ compensation and family leave programs, renewed its lease of 14,126 square feet at 7 Skyline Drive in Hawthorne, New York for three years and two months. 7 Skyline Drive is a 109,000 square-foot office building and is 95.3 percent leased.

-
Konica Minolta Business Solutions USA, Inc., a document imaging products provider, signed a new 10-year lease for 11,650 square feet at 200 White Plains Road in Tarrytown, New York. The 89,000 square foot office building is 97.9 percent leased.

-
Starwood Hotel & Resorts signed a two-year renewal of its lease for 10,275 square feet at 5 Skyline Drive in Hawthorne, New York. 5 Skyline Drive is a 124,022 square-foot office/flex building and is 100 percent leased.

IN SUBURBAN PHILADELPHIA:

-
Otis Elevator Company, a subsidiary of United Technologies Corporation, relocated within Moorestown West Corporate Center, leasing 16,600 square feet at 30 Twosome Drive in Moorestown, New Jersey for 10 years. 30 Twosome Drive is a 39,675 square foot office/flex building which is 100 percent leased.

-
Morison Cogen, LLP, an accounting and business consulting firm, renewed its lease for 13,750 square feet at 150 Monument Road in Bala Cynwyd, Pennsylvania for seven years and eight months. 150 Monument Road is a 125,783 square-foot office building which is 98.4 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2006 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.06.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2007, as follows:

Full Year
2007 Range

Net income available to common shareholders	$1.10 - $1.26
Add: Real estate-related depreciation and amortization	2.28
Funds from operations available to common shareholders	$3.38 - $3.54

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 22, 2007 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1460519

The live conference call is also accessible by calling (719) 457-2617 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 22, 2007 through March 1, 2007.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2334004.

Copies of Mack-Cali’s 2006 Form 10-K and Fourth Quarter 2006 Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2006 Form 10-K:
http://www.mack-cali.com/graphics/shareholders/pdfs/10k.06.pdf

Fourth Quarter 2006 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.06.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 300 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 34.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	December 31,
Revenues	2006	2005
Base rents	$137,881	$127,943
Escalations and recoveries from tenants	21,182	20,773
Construction services	19,939	--
Real estate services	12,030	805
Other income	7,140	3,538
Total revenues	198,172	153,059

Expenses
Real estate taxes	21,721	20,362
Utilities	13,699	13,753
Operating services	24,673	21,017
Direct construction costs	18,454	--
Real estate services salaries, wages and other costs	7,780	--
General and administrative	16,280	8,991
Depreciation and amortization	43,879	37,527
Total expenses	146,486	101,650
Operating Income	51,686	51,409

Other (Expense) Income
Interest expense	(35,737)	(30,418)
Interest and other investment income	696	364
Equity in earnings (loss) of unconsolidated joint ventures	(200)	(304)
Minority interest in consolidated joint ventures	75	--
Gain on sale of investment in unconsolidated joint ventures	10,831	--
Gain / (loss) of land and other assets	(416)	--
Total other (expense) income	(24,751)	(30,358)
Income from continuing operations before
Minority interest in Operating Partnership	26,935	21,051
Minority interest in Operating Partnership	(5,270)	(3,732)
Income from continuing operations	21,665	17,319
Discontinued operations (net of minority interest):
Income from discontinued operations	2,465	2,129
Realized gains (losses) and unrealized losses on disposition of rental property, net	43,794	(4,547)
Total discontinued operations, net	46,259	(2,418)
Net income	67,924	14,901
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$67,424	$14,401

PER SHARE DATA:
Basic earnings per common share	$1.08	$0.23
Diluted earnings per common share	$1.07	$0.23

Dividends declared per common share	$0.64	$0.63

Basic weighted average shares outstanding	62,471	61,715

Diluted weighted average shares outstanding	78,410	75,799

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Year Ended
	December 31,
Revenues	2006	2005
Base rents	$544,870	$508,227
Escalations and recoveries from tenants	91,044	77,900
Construction services	56,225	--
Real estate services	31,045	2,917
Other income	17,125	11,087
Total revenues	740,309	600,131

Expenses
Real estate taxes	86,612	77,252
Utilities	60,487	52,401
Operating services	91,013	80,820
Direct construction costs	53,602	--
Real estate services salaries, wages and other costs	18,600	--
General and administrative	49,077	32,441
Depreciation and amortization	160,859	143,593
Total expenses	520,250	386,507
Operating Income	220,059	213,624

Other (Expense) Income
Interest expense	(136,357)	(119,337)
Interest and other investment income	3,054	856
Equity in earnings (loss) of unconsolidated joint ventures	(5,556)	248
Minority interest in consolidated joint ventures	218	(74)
Gain on sale of investment in marketable securities	15,060	--
Gain on sale of investment in unconsolidated joint ventures	10,831	35
Gain / (loss) on sale of land and other assets	(416)	--
Total other (expense) income	(113,166)	(118,272)
Income from continuing operations before
Minority interest in Operating Partnership	106,893	95,352
Minority interest in Operating Partnership	(20,533)	(18,758)
Income from continuing operations	86,360	76,594
Discontinued operations (net of minority interest):
Income from discontinued operations	10,591	14,468
Realized gains (losses) and unrealized losses on disposition of rental property, net	47,715	4,426
Total discontinued operations, net	58,306	18,894
Net income	144,666	95,488
Preferred stock dividends	(2,000)	(2,000)
Net income available to common shareholders	$142,666	$93,488

PER SHARE DATA:
Basic earnings per common share	$2.29	$1.52
Diluted earnings per common share	$2.28	$1.51

Dividends declared per common share	$2.54	$2.52

Basic weighted average shares outstanding	62,237	61,477

Diluted weighted average shares outstanding	77,901	74,189

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	December 31,
	2006	2005
Net income available to common shareholders	$67,424	$14,401
Add: Minority interest in Operating Partnership	5,270	3,732
Minority interest in discontinued operations	11,520	(536)
Real estate-related depreciation and amortization on continuing operations (1)	49,517	38,898
Real estate-related depreciation and amortization on discontinued operations	2	3,085
Deduct: Gain on sale of investment in unconsolidated joint venture	(10,831)	--
Discontinued operations - Realized gains (losses) and unrealized losses on disposition of rental property, net	(54,700)	5,555
Funds from operations available to common shareholders (2)	$68,202	$65,135

Diluted weighted average shares/units outstanding (3)	78,410	75,799

Funds from operations per share/unit - diluted	$0.87	$0.86

Dividends declared per common share	$0.64	$0.63

Dividend payout ratio:
Funds from operations-diluted	73.58%	73.31%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$4,890	$2,564
Tenant improvements and leasing commissions	$22,132	$9,143
Straight-line rent adjustments (4)	$2,794	$4,321
Amortization of (above)/below market lease intangibles, net (5)	$2,046	$994

(1) Includes the Company’s share from unconsolidated joint ventures of $5,776 and $1,524 for 2006 and 2005, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (15,556 shares in 2006 and 13,699 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $1,019 and $223 for 2006 and 2005, respectively.
(5) Includes the Company's share from unconsolidated joint ventures of $1,197 and $0 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Year Ended
	December 31,
	2006	2005
Net income available to common shareholders	$142,666	$93,488
Add: Minority interest in Operating Partnership	20,533	18,758
Minority interest in discontinued operations	14,493	3,873
Real estate-related depreciation and amortization on continuing operations (1)	176,142	147,267
Real estate-related depreciation and amortization on discontinued operations	7,090	12,506
Deduct: Gain on sale of investment in unconsolidated joint venture	(10,831)	(35)
Add: Discontinued operations - Realized gains (losses) and unrealized losses on disposition of rental property, net	(59,605)	(5,523)
Funds from operations available to common shareholders (2)	$290,488	$270,334

Diluted weighted average shares/units outstanding (3)	77,901	75,719

Funds from operations per share/unit - diluted	$3.73	$3.57

Dividends declared per common share	$2.54	$2.52

Dividend payout ratio:
Funds from operations-diluted	68.12%	70.58%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$12,465	$6,532
Tenant improvements and leasing commissions	$68,498	$41,044
Straight-line rent adjustments (4)	$20,397	$14,194
Amortization of (above)/below market lease intangibles, net (5)	$3,305	$3,725

(1) Includes the Company’s share from unconsolidated joint ventures of $15,854 and $4,299 for 2006 and 2005, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (15,286 shares in 2006 and 13,782 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $3,432 and $612 for 2006 and 2005, respectively.
(5) Includes the Company's share from unconsolidated joint ventures of $1,197 and $0 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	December 31,
	2006	2005
Net income available to common shareholders	$1.07	$0.23
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.63	0.51
Real estate-related depreciation and amortization on discontinued operations	--	0.04
Deduct: Gain on sale of unconsolidated joint ventures	(0.14)	--
Deduct/Add: Discontinued Operations - Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.70)	0.07
Minority interest/rounding adjustment	0.01	0.01
Funds from operations available to common shareholders (2)	$0.87	$0.86

Diluted weighted average shares/units outstanding (3)	78,410	75,799

(1) Includes the Company’s share from unconsolidated joint ventures of $0.07 and $0.02 for 2006 and 2005, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (15,556 shares in 2006 and 13,699 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Year Ended
	December 31,
	2006	2005
Net income available to common shareholders	$2.28	$1.51
Add: Real estate-related depreciation and amortization on continuing operations (1)	2.26	1.94
Real estate-related depreciation and amortization on discontinued operations	0.09	0.17
Deduct: Gain (loss) on sale of unconsolidated joint ventures	(0.14)	--
Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.77)	(0.07)
Minority interest/rounding adjustment	0.01	0.02
Funds from operations available to common shareholders (2)	$3.73	$3.57

Diluted weighted average shares/units outstanding (3)	77,901	75,719

(1) Includes the Company’s share from unconsolidated joint ventures of $0.20 and $0.06 for 2006 and 2005, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares 15,286 shares in 2006 and 13,782 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	December 31,
	2006	2005
ASSETS:
Rental property
Land and leasehold interests	$659,169	$ 637,653
Buildings and improvements	3,549,699	3,539,003
Tenant improvements	356,495	307,664
Furniture, fixtures and equipment	8,224	7,432
	4,573,587	4,491,752
Less-accumulated deprec. & amort.	(796,793)	(722,980)
Net investment in rental property	3,776,794	3,768,772
Cash and cash equivalents	101,223	60,397
Marketable securities available for sale at fair value	--	50,847
Investments in unconsolidated joint ventures	160,301	62,138
Unbilled rents receivable, net	100,847	92,692
Deferred charges and other assets, net	240,637	197,634
Restricted cash	15,448	9,221
Accounts receivable, net	27,639	5,801

Total assets	$4,422,889	$ 4,247,502

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,631,482	$ 1,430,509
Revolving credit facility	145,000	227,000
Mortgages, loans payable and other obligations	383,477	468,672
Dividends and distributions payable	50,591	48,178
Accounts payable, accrued expenses and other liabilities	122,134	85,481
Rents received in advance and security deposits	45,972	47,685
Accrued interest payable	34,106	27,871
Total liabilities	2,412,762	2,335,396

Minority interests:
Operating Partnership	480,103	400,819
Consolidated joint ventures	2,117	--
Total minority interests	482,220	400,819
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
62,925,191 and 62,019,646 shares outstanding	629	620
Additional paid-in capital	1,708,053	1,682,141
Unamortized stock compensation	--	(6,105)
Dividends in excess of net earnings	(205,775)	(189,579)
Accumulated other comprehensive loss	--	(790)
Total stockholders’ equity	1,527,907	1,511,287

Total liabilities and stockholders’ equity	$4,422,889	$ 4,247,502